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                                                                   EXHIBIT 21.1

                    SUBSIDIARIES OF ASIAINFO HOLDINGS, INC.

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
                                                Name under which            State or other jurisdiction
             Subsidiary                   the subsidiary does business           of incorporation
------------------------------------- ------------------------------------- ---------------------------
AsiaInfo H.K. Limited                 AsiaInfo HK                           Hong Kong
AsiaInfo (H.K.) Systems Co. Limited   AsiaInfo HK                           Hong Kong
AsiaInfo Technologies (Chengdu), Inc. AsiaInfo Chengdu                      People's Republic of China
AsiaInfo Technologies (China), Inc.   AsiaInfo Technologies                 People's Republic of China
Bonson Information Technology         Bonson Information Technology Limited Cayman Islands
Holdings Limited
Bonson Information Technology         Bonson Information Technology Limited British Virgin Islands
Limited
Guangdong Wangying Information        Wangying                              People's Republic of China
Technology Co. Ltd.
AsiaInfo Management Software, Inc.    AsiaInfo Management Software          People's Republic of China
Marsec Holdings, Inc.                 Marsec                                Cayman Islands
Marsec System, Inc.                   Marsec                                People's Republic of China
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